Exhibit 10.3

A101A606054

LOAN CONTRACT

Bank of Communications

No.: A101A06054

Loan Contract

Important Hint

The Borrower is requested to read the whole text of this Contract carefully, especially articles marked with ΔΔ. In case of any doubt, ask the Loaner for explanation.

Borrower:             Pemstar (TianJin) Enterprises Co, Ltd

Legal Representative (Principal):

Registered Address:

Correspondence Address:

Loaner: TianJin Branch (Subbranch), Bank of Communications

Legal Representative (Principal):

Registered Address:

Correspondence Address:

Whereas Borrower has applied for a loan from Loaner, the two parties hereby enter this Contract through consultation in order to clarify respective rights and obligations.

Article I. The Loan

1.5 Currency: RMB.

1.6 Amount (in words): 20,000,000.

1.7 The Loan under this Contract shall only be used for buy materials.

1.8 Term: From Jul-12-2006 to Jan-11-2007.

Article II. Interest Rate and Calculation and Payment of Interest

2.3 Interest rate: 4.86% (☒ year ☐ month). Daily interest rate = monthly interest rate/30, monthly interest rate = annual interest rate/12.

2.4 Calculation of Interest

2.2.1 Normal interest = interest rate stipulated herein × amount of loan × number of days of holding. The number of days of holding is calculated from the day when the Loan is made to the day of expiration of the Loan.

2.2.2 The penalty interest on any part of the Loan overdue or loan diverted to any use other than that specified herein shall be calculation on the basis of actual number of days and amount overdue or diverted. Where the loan is in RMB, the penalty interest rate on overdue loan shall be 50% in excess of the interest rate stipulated herein and the penalty interest rate on any part of the Loan diverted to other use shall be 100% in excess of the interest rate stipulated herein.

2.3 The interest of the Loan hereunder shall be settled in manner (1) of the following. The interest shall be paid together with the principal upon expiration of the term of the Loan. The interest payment day shall be the interest settlement day:

(1) The 20th day of the last month of each quarter;

(2) The 20th day of each month.

Article III. Extending and Repayment of the Loan

3.1 The Borrower shall handle related procedures at least 3 days in advance of the day when he intends to draw loan and in accordance with the following loan schedule:

Loan Date	Amount of Loan
(in wor ds)
(in words)
(in words)
(in words)

ΔΔ 3.2 The Loaner shall have the right to refuse to extend loan before all the following conditions are satisfied:

(1) The Borrower has obtained all statutory procedures including governmental permits, approvals, registrations, etc. and all other procedures as the Loaner requires and the said permits, approvals, registrations, etc. are continuously valid;

(2) The Guarantee Contract hereunder (if any) has come into effect and is continuously valid;

(3) No material adverse changes have taken place in the operational and financial status of the Borrower;

(4) The Borrower has not committed any breach to this Contract.

3.3 The actual dates of loan and amounts of loan shall be as is recorded on the Loan Note.

3.4 The Borrower shall repay the Loan in accordance with the maturity date stipulated in Article 1.4 and the following schedule; where the maturity date recorded on the Loan Note is not the same as is stipulated herein, the former shall prevail.

Maturity Date	Amount of Repayment
(in words)
(in words)
(in words)
(in words)

ΔΔ3.5 The Borrower shall not repay any part of the Loan ahead of schedule without the Loaner’s written consent.

ΔΔ Article IV. The Borrower’s Representations and Warranties

4.1 The Borrower is an independent civil subject duly established and legally existing, having all necessary rights and capacities to perform his obligations hereunder and undertake civil liabilities in his own name.

4.2 The signing and performance hereof are the true indication of the Borrower’s intention and have obtained all necessary consents, approvals and authorizations, having no legal defects.

4.3 All the documents, statements, reports, data and information submitted to the Loaner by the Borrower in the course of the signing and performance hereof are true, accurate, complete and valid without concealing from the Loaner any information that may affect the financial status and the ability to repay of the Borrower.

Article V The Loaner’s Rights and Obligations

5.1 The Loaner shall have the right to recover the principal and interest of the Loan (including compound interest, overdue and diversion penalty interest, if any) and collect charges receivable in accordance with the provisions hereof and exercise other rights provided by law or stipulated herein.

5.2 The Loaner shall keep secret of the financial and operational data and other confidential information provided by the Borrower except otherwise provided by law or stipulated herein.

Article VI. The Borrower’s Obligations

6.1 The Borrower shall pay the interest on the Loan hereunder in accordance with the time, amount and kind of currency stipulated herein.

6.2 The Borrower shall not divert any amount of the Loan hereunder to any other use.

ΔΔ 6.3 The Borrower shall bear the expenditure and costs hereunder including without limitation the notarization fee, verification fee, evaluation fee and registration fee.

ΔΔ The Borrower shall observe operational rules and usual practices of the Loaner related to the Loan business, including without limitation the requirement to coordinate with the Loaner in the supervision and inspection on the use of the Loan and the operational situations of the Borrower, to timely provide all financial statements and other data and information requested by the Loaner and to guarantee that all such documents, data and information are true, complete and accurate.

ΔΔ 6.5 In case any of the following events shall happen to the Borrower, he shall give at least 30 days’ prior notice to the Loaner and shall not take any action before clearing up the Loan and interest hereunder or providing a repayment plan agreed by the Loaner:

(1) Sell, donate, lease, lend, transfer, mortgage, pledge of otherwise dispose of his important assets, the whole or major part of his assets;

(2) Any major changes has happened or may happen in the operational system or property right organizational form, including without limitation undertaking a contract, lease, pooling, transformation of corporate system, transformation of cooperative shares system, sales, merger (annexation), joint venture (cooperation), schism, affiliation, transfer of property right and decrease of capital, etc.

ΔΔ 6.6 The Borrower shall notify the Loaner in writing within 7 days in case any of the following events has happened or may happen:

(1) Amendment to the Articles of Association, change of industrial and commercial registration items including enterprise name, legal representative (Principal), residence, correspondence address or business scope, etc. and making decisions having substantial influence the financial and personnel affairs.

(2) The Borrower or the Guarantor has applied for bankruptcy or may be applied for bankruptcy by creditor;

(3) Involved in major lawsuit or arbitration or any mandatory measure such as attachment is taken on important assets or the guaranty hereunder;

(4) Providing of guarantee to a third party and hence producing major adverse influence on the Borrower’s financial status or ability to perform his obligations hereunder;

(5) Signing of any contract that have material influence on his operational and financial status;

(6) The Borrower or the Guarantor has stopped operation, withdrawn from business, dissolved, stopped operation for rectification or is cancelled or his business license is revoked;

(7) The Borrower, his legal representative (principal) or major managerial personnel is involved in unlawful activities;

(8) Serious difficulties arise in the operation, the financial status is deteriorated or any other event that have adverse influence on the financial status or solvency of the Borrower has happened.

ΔΔ 6.7 In case any change adverse to the creditor’s right of the Loaner has taken place with the Guaranty hereunder, the Borrower shall timely provide other guaranty approved by the Loaner in accordance with the Loaner’s requirement.

For the purpose of this article, “change” shall include without limitation the Guarantor has stopped operation, withdrawn from business, dissolved, stopped operation for rectification or is cancelled or his business license is revoked or has applied or is applied for bankruptcy; any material change has taken place in the operational or financial status of the Guarantor; the Guarantor is involved in major lawsuit or arbitration; the decrease or possible decrease in the value of the Guaranty or any mandatory measure such as attachment has been taken on the Guaranty; the Guarantor has committed any breach under the Guarantee Contract; any dispute has arisen between the Guarantor and the Borrower; the Guarantor has demanded to cancel the Guarantee Contract; the Guarantee Contract fails to come into effect or has been revoked; the Guaranty is false or invalid; or any other event that may influence the safety of the creditor’s right.

Article VII. Other Matters Agreed upon between the Parties

ΔΔ Article VIII. Premature Expiration of the Term of Loan

The Loaner shall be entitled to stop to extend the part of the Loan not yet used by the Borrower, to unilaterally declare the premature expiration of the term of the principal part of or the entire Loan that has been extended hereunder and to require the Borrower to immediately repay all mature principals of the Loan and clear the interest thereon:

(1) Any part of the representations and warranties under Article IV is false;

(2) The Borrower has breached any stipulations herein;

(3) Any of the events listed in Article 6.6 has actually happened which according to the Loaner’s judgment will damage the safety of his creditor’s rights;

(4) The Borrower has committed any breach in performing any other contracts between him and the Loaner such delay of the performance of contract and has failed to correct such breaches after the Loaner’s press for correction.

ΔΔ Article IX. Breach

9.1 In case the Borrower fails to repay principal or pay the interest in full according to schedule, or fails to use the Loan in accordance with the purpose stipulated herein, the Loaner shall have the right to calculate and collect the interest at the penalty interest rate on overdue loan or on diverted loan and collect compound interest on overdue interest.

9.2 In case the Borrower fails to repay principal or pay the interest in full according to schedule, he shall bear the cost arising from the activities for the realization of creditor’s right including without limitation the cost for press for payment, legal cost (or arbitration cost), cost of preservation, announcement fee, enforcement fee, lawyer’s fee and travel cost.

9.3 In case of the Borrower’s evasion from the Loaner’s supervision, arrears in the payment of the principal and interest of the Loan, evasion of debts and similar, the Loaner shall have the right to inform related parties and announce such conducts on news media.

ΔΔ Article X Stipulations on Payment by Deduction

10.1 In case the Borrower has matured principal, interest, penalty interest, compound interest or any other payables, it shall authorize the Loaner to deduct such amount from any of the Borrower’s account in the Bank of Communications for payment.

10.2 After payment by deduction, the Loaner shall notify the Borrower of the number of the account, number of the loan contract, number of the Loan Note, the deducted amount and amount of the balance of debt.

10.3 In case the amount from the deduction does not cover all the debts of the Borrower, such amount shall be first used to pay the matured unpaid costs, the balance remained thereafter shall be first used to pay the matured unpaid interest or penalty interest and compound interest before paying for the matured unpaid principal where the principal and interest are less than 90 days past due but shall be first used to pay the matured unpaid principal before paying matured unpaid interest or penalty interest and compound interest where the principal or interest is more than 90 days past due.

10.4 Where the amount from the payment by deduction is not in the same currency as the debt to be paid, conversion shall be made at the exchange rate published by the Bank of Communications on the date of the payment by deduction.

Article XI. Settlement of Disputes

All disputes arising hereunder shall be settlement in manner (1) of the following. During the term of a dispute, the parties hereto shall continue to perform articles not involved in the dispute.

(3)	All disputes arising hereunder shall be submitted to the court having jurisdiction over the place where the Loaner is located.

(4)	All disputes shall be submitted to the Arbitration Committee for arbitration in accordance with the rules of arbitration current at the time of the application for arbitration. The arbitration award shall be final and binding on all parties hereto.

Article XII. Other Clauses

12.1 The Loan Note hereunder and related documents and materials confirmed by both parties shall be indivisible integral part hereof.

12.2 This Contract shall come into effect immediately it is signed (or affixed personal seals) by the legal representatives (Principals) or authorized proxies of both parties and affixed official seals.

12.3 This Contract shall be executed in triplicate of which the two parties hereto and the Warrantor shall respectively hold one. (No text hereafter)

The Borrower hereby acknowledges that he has read all the above articles, that the Loaner has given corresponding explanations at Borrower’s request and that the Borrower has no objection to all the content hereof.

The Borrower (official seal)	The Loaner (official seal)

Legal Representative (Principal) or authorized proxy (signature or seal)	Legal Representative (Principal) or authorized proxy (signature or seal)

Date:	Date: